UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2010

GLOBAL CROSSING LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0189783
(Commission File Number)	(IRS Employer Identification No.)

Wessex House, 1st Floor
45 Reid Street, Hamilton, Bermuda	HM 12
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code:  (441) 296-8600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Global Crossing Limited (the "Company") held its Annual General Meeting of Shareholders on July 8, 2010. Each of the proposals submitted for shareholder approval at the Meeting was approved. The final results of the voting were as follows:

Proposal No 1. - Proposal to re-elect the following directors for terms expiring at the 2011 Annual General Meeting of Shareholders:

Director	For	Withheld	Broker Non-Votes
Charles Macaluso	56,988,169	13,219,248	5,620,754
Michael Rescoe	57,139,291	13,068,126	5,620,754

Proposal No. 2. - Proposal to amend the 2003 Global Crossing Limited Stock Incentive Plan:

For	55,223,532
Against	14,961,915
Abstentions	21,970
Broker Non-Votes	5,620,754

Proposal No. 3. - Proposal to approve the Global Crossing Limited Senior Executive Short-Term Incentive Compensation Plan:

For	65,771,158
Against	4,410,076
Abstentions	26,183
Broker Non-Votes	5,620,754

Proposal No. 4. - Proposal to appoint Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ended December 31, 2010 and to authorize the Audit Committee of the Company to determine their remuneration:

For	75,736,763
Against	76,545
Abstentions	14,863
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LIMITED
Dated: July 14, 2010	By: /s/ Mitchell C. Sussis
Senior Vice President,
Deputy General Counsel and
Secretary